Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

December 26, 2007

CONSENT OF ACCOUNTANT

Board of Directors
ESL Teachers Inc.
San Diego, California 92154

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by ESL Teachers Inc. of our report dated November 11, 2007, relating to the financial statements of ESL Teachers Inc., a Nevada Corporation, for the period ending September 30, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC